EXHIBIT 99.1

Energy XXI Reports Fiscal Year-end Results

And Capital Budget Data

•	Fiscal 2009 EBITDA totaled $277 million
•	Full-year volumes averaged 19,300 BOE per day
•	Reserve additions replaced 165 percent of production
•	Fiscal 2010 initial capital budget set at $75 million to $85 million
•	Insurance settlement expected to provide $53 million cash

HOUSTON – Sept. 4, 2009 – Energy XXI (Bermuda) Limited (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal fourth-quarter and full-year financial and operating results for the period ended June 30, 2009, and reviewed its fiscal 2010 capital program and expectations.
For the full year, net cash provided by operating activities totaled $224.9 million while earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) was $277.0 million, compared with $366.1 million and $451.0 million, respectively, in fiscal 2008.  Reflecting non-cash write-downs in the second and third fiscal quarters, the company reported a net loss for fiscal 2009 of $571.6 million, or $3.95 per share, on revenues of $433.8 million and production of 19,300 barrels of oil equivalent per day (BOE/d), compared with net income of $26.9 million, or $0.30 per diluted share, on revenues of $643.2 million and production of 26,200 BOE/d in fiscal 2008.
For the 2009 fiscal fourth quarter, revenues were $101.1 million and EBITDA totaled $66.5 million, compared with 2008 fiscal fourth-quarter revenues of $178.8 million and EBITDA of $119.2 million.  Fourth-quarter 2009 net cash provided by operating activities totaled $50.5 million, as volumes averaged 18,700 BOE/d.  In the 2008 fiscal fourth quarter, net cash provided by operating activities was $148.7 million and volumes averaged 26,400 BOE/d.  The net realized price received for the company’s production in the 2009 fiscal fourth quarter averaged $59.36 per BOE, compared with $74.49 per BOE in the 2008 fiscal fourth quarter.  The company recorded a fiscal 2009 fourth-quarter net loss of $17.2 million, or $0.12 per share, compared with 2008 fiscal fourth-quarter net income of $8.2 million, or $0.08 per diluted share.
“With production impacted by hurricane outages, and revenues further affected by volatile oil and natural gas prices, Energy XXI still delivered solid volumes and cash flows in fiscal 2009,” Energy XXI Chairman and CEO John Schiller said. “We ended the year with a strong foundation, with nearly $90 million of cash on hand and a capital program designed to under-spend cash flow while holding volumes essentially flat for fiscal 2010.”

Year-end Reserves
The company’s June 30, 2009 fiscal year-end proved reserves were estimated at 53.1 million BOE, compared with 51.5 million BOE at June 30, 2008.  The increase was achieved even though 2009 fiscal year-end reserves were reduced 2.9 million BOE by revisions due to the year-over-year decline in prices for crude oil and natural gas.  During fiscal year 2009, Energy XXI added 11.6 million BOE of proved reserves through discoveries, extensions of existing fields and performance-related revisions, while producing 7.1 million BOE, equating to a 165 percent proved reserves replacement rate excluding the price-related revisions.  Reserve additions were primarily driven by development activities in the shallow-water Gulf of Mexico and the Cote de Mer natural gas discovery onshore Louisiana.
Netherland, Sewell & Associates, Inc. (NSAI), independent oil and gas consultants, engineered 86 percent of the company’s proved reserves, on a valuation basis, with the remainder engineered in-house.  All of the company’s proved reserves are in the United States, 64 percent are proved developed, 58 percent are oil and natural gas liquids, and 42 percent are natural gas.  Approximately 21 percent of the company’s proved developed non-producing reserves are expected to be moved to the producing category in October as the company’s Cote de Mer and Fastball discoveries are placed on-line, and another 11 percent will be returned to the producing category upon completion of hurricane repairs to associated facilities.  Attached tables provide additional reserves detail, including cost-incurred data.
“Adjusting for price revisions, Energy XXI grew reserves more than 9 percent organically in fiscal 2009, compared with acquisition-driven growth in previous years,” Schiller said.  “We added nearly twice as many reserves as we produced during the year and our exploration drilling for deep and ultra-deep targets on the Gulf of Mexico shelf can potentially drive major additional future increases.”
NSAI estimated the Blackbeard discovery at South Timbalier Block 168 offshore Louisiana holds as much as 142 million BOE (20 million BOE net to the company) of contingent resources based on data obtained to-date.  A flow test of the well to prove commercial producibility may be required before the contingent resources can be moved to the proved, probable or possible reserves categories, and future drilling activity on the flanks of the structure could add significantly to the discovery’s size.

AIM Reserves Data
The U.S. Securities and Exchange Commission (SEC) currently recognizes only proved reserves and has historically discouraged discussion of unproved reserves.  Guidelines set out by AIM, a market operated by the London Stock Exchange, require AIM-quoted companies such as Energy XXI to report probable and possible resources in addition to proved reserves. The supplemental data shown below are therefore presented for consideration as recipients deem appropriate.  Under recently approved SEC rules, beginning next year, the SEC and AIM disclosure requirements will be more closely aligned with this presentation.  The following fiscal-year-ended June 30, 2009 estimates of proved reserves and probable and possible resources attributable to the company’s net interests in oil and gas properties were prepared primarily by NSAI, in conjunction with in-house reservoir engineers.

  June 30, 2009
                                                                                             Oil (MBBL)              Gas (MMCF)           Equivalent (MBOE)           PV10 ($000)(1)

Proved Developed Producing                                                            11,161                          32,840                          16,635                                    391,565
Proved Developed Non-Producing                                                     9,022                          49,592                          17,287                                    335,321
Proved Undeveloped                                                                           10,690                          50,983                          19,187                                    332,887
Proved Reserves                                                                                 30,873                      133,415                        53,109                               1,059,773
Probables                                                                                                 6,014                          41,482                          12,928                                    275,601
Proved + Probables                                                                            36,887                      174,897                         66,037                              1,335,374
Possibles                                                                                                  6,136                          57,036                          15,642                                    307,792
Total Resources                                                                                  43,023                      231,933                        81,679                               1,643,166

(1)	Before tax, at June 30, 2009 prices of $69.89/barrel of oil and $3.89/Mcf of natural gas, before differentials.

Fiscal 2010 Capital Program
The company’s board of directors has approved an initial fiscal 2010 capital program of between $75 million and $85 million, excluding plug-and-abandonment costs, compared with $268.4 million in fiscal 2009 estimate, which excludes $22.9 million of plug-and-abandonment costs.
“We are executing a scaled-back capital program in fiscal 2010 that is designed to keep volumes essentially flat with the fiscal 2009 average and to generate free cash flow for debt reduction, while we continue to pursue high-impact exploration activities that could grow future reserves meaningfully,” Schiller said.  “Our volume target incorporates lower production in our current fiscal first quarter, to be followed by increases in the second and third fiscal quarters as we place two discoveries online, restore operations at three hurricane-affected properties and begin enjoying the benefits of the current drilling program.  Our future capital programs also are expected to be supported by Tex Moncrief’s participation in the ultra-deep shelf play, as recently announced by our operating partner, McMoRan Oil & Gas.”
Approximately 16 percent of the 2010 budget is targeting exploration drilling, which includes the ultra-deep Davy Jones prospect.  Energy XXI will fund 14.1 percent of the exploratory costs and expects to have a 15.8 percent working interest and 12.6 percent net revenue interest in Davy Jones, which is currently drilling below 20,000 feet at South Marsh Island Block 230 on the Gulf of Mexico shelf.  This well has a proposed target depth of 28,000 feet, seeking to test the Eocene (Wilcox), Paleocene and possibly Cretaceous (Tuscaloosa) sections.
About 27 percent of the fiscal 2010 budget is earmarked for facilities, primarily for development projects expected to be placed on production in the next fiscal quarter. About 22 percent targets development drilling, while 8 percent is for seismic and land acquisition and another 7 percent is set aside for well workovers and recompletions.  The remainder is for capitalized administrative and other costs.

Insurance Settlement Agreement
Energy XXI has reached agreement with its lead insurance underwriters on a $53 million global settlement of outstanding claims related to last year’s hurricane damage.  The $53 million cash settlement is expected to be received beginning within a month.  The settlement amount is incremental to $28 million of reimbursements received to date related to covered hurricane damage.
“Our risk management program continues to be effective at protecting our asset base and shareholder value, reimbursing us for costs associated with hurricane damage inflicted on our oil and gas facilities,” EXXI President and COO Steve Weyel said.

Conference Call Today at 8 a.m. CDT, 2 p.m. London Time
Energy XXI will host its year-end conference call today at 8 a.m. CDT (2 p.m. London time). The dial-in numbers are 1 (913) 981-4915 (U.S.) and (0) 80 8101 1402 (U.K.), and the confirmation code is 4577193. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.energyxxi.com.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations (including information in the attached Operations Report) adheres to the standard set by the Society of Petroleum Engineers.  Tom O’Donnell, Vice President of Corporate Development, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Collins Stewart Europe Limited and Tristone Capital Limited are Energy XXI listing brokers in the United Kingdom.  To learn more, visit the Energy XXI website at www.energyxxi.com.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)
As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measures: EBITDA and discretionary cash flow.  The company uses these non-GAAP measures as key metrics for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt.  The non-GAAP measures are useful in comparisons of oil and gas exploration and production companies as they exclude non-operating fluctuations in assets and liabilities.

	Three Months Ended
	June 30,		Year Ended June 30,
	2009	2008	2009	2008

Net Income (Loss) as Reported	$(17,157)	$8,220	$(571,629)	$26,869

Total other (income) expense	19,053	23,418	76,751	101,857
Impairment of oil and gas properties	—	—	576,996	—
Depreciation, depletion and amortization	39,744	83,462	217,207	307,389
Income tax expense (benefit)	24,865	4,127	(22,339)	14,874

EBITDA	$66,505	$119,227	$276,986	$450,989

EBITDA Per Share
Basic	$0.46	$1.31	$1.92	$5.26
Diluted	$0.46	$1.16	$1.92	$5.00

Weighted Average Number of Common Shares Outstanding
Basic	144,792	90,777	144,593	85,809
Diluted	144,792	103,045	144,593	90,271

Net Income (Loss) as Reported	$(17,157)	$8,220	$(571,629)	$26,869

Deferred income tax expense (benefit)	24,866	4,127	(23,055)	14,874
Change in derivative financial instruments - net	(12,284)	275	46,931	1,086
Accretion of asset retirement obligations	5,018	2,516	14,635	8,176
Impairment of oil and gas properties	—	—	576,996	—
Depletion, depreciation, and amortization	39,744	83,462	217,207	307,389
Amortization of debt discount and amortization and write-off of debt issuance costs – net	144	585	(375)	4,273
Common stock issued to Directors for services and common stock option expense	1,018	—	4,760	67

Discretionary Cash Flow	$41,349	$99,185	$265,470	$362,734

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)

	June 30,
ASSETS	2009	2008
Current Assets
Cash and cash equivalents	$88,925	$168,962
Accounts receivable
Oil and natural gas sales	40,087	116,678
Joint interest billings	17,624	21,322
Insurance and other	2,562	4,896
Prepaid expenses and other current assets	16,318	14,662
Royalty deposit	1,746	4,548
Deferred income taxes	-	88,198
Derivative financial instruments	31,404	2,179
Total Current Assets	198,666	421,445
Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment
Oil and natural gas properties - full cost method of accounting	1,102,596	1,561,276
Other property and equipment	9,149	10,020
Total Property and Equipment	1,111,745	1,571,296
Other Assets
Derivative financial instruments	3,838	3,747
Deferred income taxes	-	36,055
Debt issuance costs, net of accumulated amortization	14,413	17,388
Total Other Assets	18,251	57,190
Total Assets	$1,328,662	$2,049,931
LIABILITIES
Current Liabilities
Accounts payable	$81,025	$106,751
Accrued liabilities	36,180	82,152
Asset retirement obligations	66,244	16,717
Deferred income taxes	—	—
Derivative financial instruments	15,732	245,626
Current maturities of long-term debt	4,107	7,250
Total Current Liabilities	203,288	458,496
Long-term debt, less current maturities	858,720	944,972
Deferred income taxes	26,889	—
Asset retirement obligations	77,955	81,097
Derivative financial instruments	4,818	190,781
Other liabilities	29,492	—
Total Liabilities	1,201,162	1,675,346
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value, 2,500,000 shares authorized and no shares issued at June 30, 2009 and 2008	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized and 146,415,258 and 145,299,675 shares issued and 145,750,584 and 144,937,119 shares outstanding at June 30, 2009 and 2008, respectively	146	145
Additional paid-in capital	604,724	601,509
Retained earnings (deficit)	(515,867)	57,941
Accumulated other comprehensive income (loss), net of income tax expense (benefit)	38,497	(285,010)
Total Stockholders’ Equity	127,500	374,585

Total Liabilities and Stockholders’ Equity	$1,328,662	$2,049,931

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share information)

	Three Months Ended
	June 30,		Year Ended June 30,
	2009	2008	2009	2008
	(Unaudited)
Revenues
Oil sales	$71,530	$111,657	$292,763	$396,179
Natural gas sales	29,568	67,105	141,067	247,053
Total Revenues	101,098	178,762	433,830	643,232

Costs and Expenses
Lease operating expense	24,624	39,781	122,150	142,859
Production taxes	(51)	3,699	5,450	8,686
Impairment of oil and gas properties	—	—	576,996	—
Depreciation, depletion and amortization	39,744	83,462	217,207	307,389
Accretion of asset retirement obligations	5,018	2,516	14,635	8,176
General and administrative expense	6,168	10,123	24,756	26,450
Loss (gain) on derivative financial instruments	(1,166)	3,416	(10,147)	6,072
Total Costs and Expenses	74,337	142,997	951,047	499,632

Operating Income (Loss)	26,761	35,765	(517,217)	143,600

Other Income (Expense)
Interest income	2,044	154	7,498	1,403
Interest expense	(21,097)	(23,572)	(84,249)	(103,260)
Total Other Income (Expense)	(19,053)	(23,418)	(76,751)	(101,857)

Income (Loss) Before Income Taxes	7,708	12,347	(593,968)	41,743

Income Tax Expense (Benefit)	24,865	4,127	(22,339)	14,874

Net Income (Loss)	$(17,157)	$8,220	$(571,629)	$26,869

Earnings (Loss) Per Share
Basic	$(0.12)	$0.09	$(3.95)	$0.31
Diluted	$(0.12)	$0.08	$(3.95)	$0.30

Weighted Average Number of Common Shares Outstanding
Basic	144,792	90,777	144,593	85,809
Diluted	144,792	103,045	144,593	90,271

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(In Thousands)

					Accumulated
			Additional	Retained	Other	Total
	Common Stock		Paid-in	Earnings	Comprehensive	Stockholders’
	Shares	Value	Capital	(Deficit)	Income (Loss)	Equity

Balance, June 30, 2006	80,645	$81	$350,238	$6,942	$(4,552)	$352,709
Common stock issued	3,558	3	14,037			14,040
Warrants repurchased			(1,069)			(1,069)
Comprehensive income:
Net income				24,130		24,130
Unrealized gain on derivative
financial instruments, net of
income tax expense					7,316	7,316
Total comprehensive income						31,446

Balance, June 30, 2007	84,203	84	363,206	31,072	2,764	397,126
Common stock issued	16		568			568
Restricted shares issued	293
Warrants exercised	259		1,292			1,292
Warrant exchange	60,529	61	236,463			236,524
Warrants repurchased			(20)			(20)
Comprehensive income (loss):
Net income				26,869		26,869
Unrealized loss on derivative
financial instruments, net of
income tax benefit					(287,774)	(287,774)
Total comprehensive loss						(260,905)

Balance, June 30, 2008	145,300	145	601,509	57,941	(285,010)	374,585
Common stock issued	503	1	589			590
Restricted shares issued	612		2,626			2,626
Dividends				(2,179)		(2,179)
Comprehensive income (loss):
Net income (loss)				(571,629)		(571,629)
Unrealized gain on derivative
financial instruments, net of
income tax benefit					323,507	323,507
Total comprehensive loss						(248,122)

Balance, June 30, 2009	146,415	$146	$604,724	$(515,867)	$38,497	$127,500

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2009	2008	2009	2008
	(Unaudited)
Cash Flows From Operating Activities
Net income (loss)	$(17,157)	$8,220	$(571,629)	$26,869
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation, depletion, and amortization	39,744	83,462	217,207	307,389
Impairment of oil and gas properties	—	—	576,996	—
Deferred income tax expense (benefit)	24,866	4,127	(23,055)	14,874
Change in derivative financial instruments
Proceeds from sale of derivative instruments	—	—	66,480
Other – net	(12,284)	275	(19,549)	1,086
Accretion of asset retirement obligations	5,018	2,516	14,635	8,176
Amortization and write-off of debt issuance costs-net	144	585	(375)	4,273
Common stock issued for Directors’ compensation and stock option expense	1,018	—	4,760	67
Changes in operating assets and liabilities
Accounts receivable	46,764	(18,199)	91,273	(66,341)
Prepaid expenses and other current assets	13,603	3,029	1,146	4,835
Settlements of asset retirement obligations	(4,583)	(1,567)	(25,421)	(21,500)
Accounts payable and other liabilities	(46,605)	66,202	(107,562)	86,324
Net Cash Provided by Operating Activities	50,528	148,650	224,906	366,052

Cash Flows from Investing Activities
Investments in properties	(11,051)	(94,509)	(245,083)	(308,578)
Acquisitions	—	(1,081)	—	(40,016)
Proceeds from the sale of properties	—	—	3,233	—
Other	7	(161)	(298)	(296)
Net Cash Used in Investing Activities	(11,044)	(95,751)	(242,148)	(348,890)

Cash Flows from Financing Activities
Proceeds from the issuance of common stock	—	469	—	501
Dividends to shareholders	—	—	(2,179)
Proceeds from long-term debt	—	106,000	270,794	310,135
Proceeds from exchange of warrants	—	237,796	—	237,796
Payments on long-term debt	(23,275)	(231,280)	(236,707)	(415,733)
Purchase of bonds	(1)	—	(90,888)
Debt issuance costs	—	—	(2,270)	(675)
Other	(2,652)	12	(1,545)	(8)
Net Cash Provided by (Used in) Financing Activities	(25,928)	112,997	(62,795)	132,016

Net Increase (Decrease) in Cash and Cash Equivalents	13,556	165,896	(80,037)	149,178

Cash and Cash Equivalents, beginning of period	75,369	3,066	168,962	19,784

Cash and Cash Equivalents, end of period	$88,925	$168,962	$88,925	$168,962

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATIONAL INFORMATION
	Year Ended June 30,			Period from Inception July 25, 2005 Through
	2009	2008	2007	June 30, 2006
	(In Thousands, except per unit amounts)
Operating revenues
Crude oil sales	$278,014	$484,552	$177,783	$29,751
Natural gas sales	113,156	237,628	131,065	15,934
Hedge gain (loss)	42,660	(78,948)	32,436	1,427
Total revenues	433,830	643,232	341,284	47,112
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	71.1%	67.1%	57.6%	67.3%
Including hedge gain (loss)	67.5%	61.6%	56.8%	62.0%
Operating expenses
Lease operating expense
Insurance expense	19,188	18,218	12,670	144
Workover and maintenance	15,930	22,397	8,269	166
Direct lease operating expense	87,032	102,244	48,046	9,592
Total lease operating expense	122,150	142,859	68,985	9,902
Production taxes	5,450	8,686	3,595	84
Depreciation, depletion and amortization	217,207	307,389	145,928	20,357
Impairment of oil and gas properties	576,996	—	—	—
General and administrative	24,756	26,450	26,507	4,361
Other – net	4,488	14,248	1,054	806
Total operating expenses	951,047	499,632	246,069	35,510
Operating income (loss)	$(517,217)	$143,600	$95,215	$11,602
Sales volumes per day
Natural gas (MMcf)	47.9	75.7	50.3	27.9
Crude oil (MBbls)	11.4	13.5	7.8	5.1
Total (MBOE)	19.3	26.2	16.2	9.7
Percent of sales volumes from crude oil	58.7%	51.8%	48.2%	52.1%
Average sales price
Natural gas per Mcf	$6.48	$8.57	$7.13	$6.48
Hedge gain (loss) per Mcf	1.60	0.34	0.90	0.86
Total natural gas per Mcf	$8.08	$8.91	$8.03	$7.34
Crude oil per Bbl	$67.06	$97.72	$62.33	$66.64
Hedge gain (loss) per Bbl	3.56	(17.82)	5.60	(1.56)
Total crude oil per Bbl	$70.62	$79.90	$67.93	$65.08
Total hedge gain (loss) per BOE	$6.04	$(8.24)	$5.48	$1.67
Operating revenues per BOE	$61.47	$67.16	$57.71	$55.02
Operating expenses per BOE
Lease operating expense
Insurance expense	2.72	1.90	2.14	0.17
Workover and maintenance	2.26	2.34	1.40	0.19
Direct lease operating expense	12.33	10.68	8.12	11.20
Total lease operating expense	17.31	14.92	11.66	11.56
Production taxes	0.77	0.91	0.61	0.10
Impairment of oil and gas properties	81.75	—	—	—
Depreciation, depletion and amortization	30.78	32.09	24.68	23.78
General and administrative	3.51	2.76	4.48	5.09
Other – net	0.64	1.49	0.18	0.94
Total operating expenses	134.76	52.17	41.61	41.47
Operating income (loss) per BOE	$(73.29)	$14.99	$16.10	$13.55

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATIONAL INFORMATION
(Unaudited)

	Quarter Ended
	June 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008
	(In thousands except for unit amounts)
Operating revenues
Crude oil sales	$58,920	$46,492	$53,388	$119,214	$160,118
Natural gas sales	15,168	20,435	33,111	44,442	77,356
Hedge gain (loss)	27,010	39,209	20,353	(43,912)	(58,712)
Total revenues	101,098	106,136	106,852	119,744	178,762
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	79.5%	69.5%	61.7%	72.8%	67.4%
Including hedge gain (loss)	70.8%	68.3%	62.4%	68.5%	62.5%
Operating expenses
Lease operating expense
Insurance expense	4,356	4,980	4,934	4,918	3,932
Workover and maintenance	4,622	341	7,094	3,873	6,741
Direct lease operating expense	15,646	19,643	25,536	26,207	29,108
Total lease operating expense	24,624	24,964	37,564	34,998	39,781
Production taxes	(51)	1,587	1,878	2,036	3,699
Impairment of oil and gas properties	—	117,887	459,109	—	—
Depreciation, depletion and amortization	39,744	50,052	65,002	62,409	83,462
General and administrative	6,168	6,117	6,236	6,235	10,123
Other – net	3,852	7,643	(7,604)	597	5,932
Total operating expenses	74,337	208,250	562,185	106,275	142,997
Operating income (loss)	$26,761	$(102,114)	$(455,333)	$13,469	$35,765
Sales volumes per day
Natural gas (MMcf)	41.1	49.2	54.4	46.8	67.9
Crude oil (MBbls)	11.9	12.5	10.1	11.0	15.1
Total (MBOE)	18.7	20.7	19.2	18.8	26.4
Percent of sales volumes from crude oil	63.6%	60.4%	52.6%	58.5%	57.2%
Average sales price
Natural gas per Mcf	$4.06	$4.62	$6.62	$10.33	$12.52
Hedge gain (loss) per Mcf	3.85	2.98	1.41	(1.57)	(1.66)
Total natural gas per Mcf	$7.91	$7.60	$8.03	$8.76	$10.86
Crude oil per Bbl	$54.56	$41.40	$57.38	$117.75	$116.90
Hedge gain (loss) per Bbl	11.68	23.16	14.27	(36.70)	(35.38)
Total crude oil per Bbl	$66.24	$64.56	$71.65	$81.05	$81.52
Total hedge gain (loss) per BOE	$15.86	$21.07	$11.54	$(25.39)	$(24.46)
Operating revenues per BOE	$59.36	$57.04	$60.57	$69.23	$74.49
Operating expenses per BOE
Lease operating expense
Insurance expense	2.56	2.68	2.79	2.84	1.64
Workover and maintenance	2.71	0.18	4.02	2.24	2.81
Direct lease operating expense	9.19	10.56	14.48	15.15	12.13
Total lease operating expense	14.46	13.42	21.29	20.23	16.58
Production taxes	(0.03)	0.85	1.06	1.18	1.54
Impairment of oil and gas properties	—	63.35	260.26	—	—
Depreciation, depletion and amortization	23.34	26.90	36.85	36.08	34.78
General and administrative	3.62	3.29	3.54	3.60	4.22
Other – net	2.27	4.11	(4.31)	0.35	2.47
Total operating expenses	43.66	111.92	318.69	61.44	59.59
Operating income (loss) per BOE	$15.70	$(54.88)	$(258.12)	$7.79	$14.90

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED COSTS INCURRED, CAPITAL EXPENDITURES AND PROVED RESERVES
 (Unaudited)

	Crude Oil	Natural Gas	Total
	(MBbls)	(MMcf)	(MBOE)
Proved reserves at June 30, 2006	13,820	64,651	24,595
Production	(2,852)	(18,369)	(5,914)
Extensions and discoveries	4,726	37,235	10,932
Revisions of previous estimates	(523)	(16,233)	(3,229)
Sales of reserves	(224)	(991)	(389)
Purchases of minerals in place	15,393	85,539	29,650
Proved reserves at June 30, 2007	30,340	151,832	55,645
Production	(4,959)	(27,716)	(9,578)
Extensions and discoveries	2,520	7,410	3,755
Revisions of previous estimates	1,909	(11,033)	70
Sales of reserves	(21)	(141)	(45)
Purchases of minerals in place	176	8,846	1,651
Proved reserves at June 30, 2008	29,965	129,198	51,498
Production	(4,146)	(17,472)	(7,058)
Extensions and discoveries	971	32,383	6,368
Revisions of previous estimates(1)	4,147	(10,447)	2,406
Sales of reserves	(64)	(247)	(105)
Proved reserves at June 30, 2009	30,873	133,415	53,109

Proved developed reserves
June 30, 2006	8,922	42,246	15,963
June 30, 2007	20,978	96,751	37,103
June 30, 2008	19,793	77,991	32,792
June 30, 2009	20,183	82,432	33,922

(1)	Includes (2,865) MBOE of price revisions.

Operations Report

EXXI Fiscal 4th Quarter 2009 Drilling Results
Exploration			Development		Total
	Gross	Net	Gross	Net	Gross	Net
Operated
Oil	0	0	1	1	1	1
Gas	0	0	0	0	0	0
Injector	0	0	0	0	0	0
Dry	0	0	0	0	0	0
Non-Operated
Oil	0	0	0	0	0	0
Gas	0	0	0	0	0	0
Dry	1	0.23	0	0	1	0.23
Total	1	0.23	1	1	2	1.23

Exploration			Development		Total
Success Rate (Net)	0%		100%		81%

Exploration			Development		Total
Onshore	0		0		0
Offshore	1		1		2
Total	1		1		2
EXXI Fiscal Year 2009 Drilling Results
	Exploration		Development		Total
	Gross	Net	Gross	Net	Gross	Net
Operated
Oil	0	0	3	2.5	3	2.5
Gas	1	0.35	0	0	1	0.35
Injector	0	0	1	0.50	1	0.50
Dry	3	2.45	0	0	3	2.45
Non-Operated
Oil	1	0.25	0	0	1	0.25
Gas	0	0	3	0.71	3	0.71
Dry	3	1.03	0	0	3	1.03
Total	8	4.08	7	3.71	15	7.79

	Exploration		Development		Total
Success Rate (Net)	15%		100%		55%

	Exploration		Development		Total
Onshore	6		4		10
Offshore	1		4		5
Total	7		8		15

Central Gulf Highlights
South Timbalier 21
During the 2009 fiscal fourth quarter, South Timbalier 21 (100 percent WI) net production averaged 5,977 BOE/d, down from the fiscal third quarter’s 7,516 BOE/d net rate due to natural declines following completion of the field’s fiscal 2009 drilling program.  For the full 2009 fiscal year, South Timbalier net production averaged 5,770 BOE/d, compared with the 2008 fiscal year average of 7,900 BOE/d.  The fiscal 2009 capital program included approximately $53 million for two development wells and 10 recompletions, down from about $80 million invested the previous year.  The company expects to spend approximately $3 million in fiscal 2010 for eight rig recompletions that are expected to deliver strong volume uplift during the year.

Eastern Gulf Highlights
Fiscal fourth-quarter net production from the company’s Eastern Gulf region averaged 7,619 BOE/d, an approximate 24 percent increase over the fiscal third quarter’s average of 6,148 BOE/d.  In fiscal year 2009, the company spent approximately $18.8 million on two development wells in the Main Pass 61 field (50 percent WI).  Looking ahead at fiscal year 2010, the company has budgeted roughly $14 million in the field for three development wells, five recompletions, and three facilities.

South Louisiana Onshore / Gulf Coast Highlights
During the fiscal fourth quarter, Onshore/Gulf Coast net production averaged 2,542 BOE/d, down from fiscal third-quarter volume of 4,202 BOE/d.  In fiscal year 2009, the company spent approximately $4.5 million across its onshore assets.  Due to the company’s reduced capital budget in fiscal year 2010, additional funding in this region is being deferred.

Glossary

Reserves and Resources:

Proved Oil and Gas Reserves –  Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions. Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation testing. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Proved Developed Reserves – Reserves are categorized as proved developed if they are expected to be recovered from existing wells.

Probables – Probables are those unproved resources that analysis of geological and engineering data suggest are more likely than not to be recoverable. In this context, when probabilistic methods are used, there should be at least a 50% probability that the quantities actually recovered will equal or exceed the sum of estimated proved reserves plus probables. In general, probables may include (1) resources anticipated to be proved by normal step-out drilling where sub-surface control is inadequate to classify these reserves as proved, (2) resources in formations that appear to be productive based on well log characteristics but lack core data or definitive tests and that are not analogous to producing or proved reservoirs in the area, (3) incremental resources attributable to infill drilling that could have been classified as proved if closer statutory spacing had been approved at the time of the estimate, (4) resources attributable to improved recovery methods that have been established by repeated commercially successful applications when (a) a project or pilot is planned but not in operation and (b) rock, fluid and reservoir characteristics appear favorable for commercial application, (5) resources in an area of the formation that appears to be separated from the proved area by faulting and the geological interpretation indicates the subject area is structurally higher than the proved area, (6) resources attributable to a future workover, treatment, retreatment, change of equipment, or other mechanical procedures, where such procedure has not been proved successful in wells that exhibit similar behavior in analogous reservoirs, and (7) incremental resources in proved reservoirs where an alternative interpretation of performance or volumetric data indicates more resources than can be classified as proved.

Possibles – Possibles are those unproved resources that analysis of geological and engineering data suggest are less likely be recoverable than probables. In this context, when probabilistic methods are used, there should be at least a 10% probability that the quantities actually recovered will equal or exceed the sum of estimated proved reserves plus probables and possibles. In general, possibles may include (1) resources that, based on geological interpretations, could possibly exist beyond areas classified as probable, (2) resources in formations that appear to be petroleum-bearing based on log and core analysis but may not be productive at commercial rates, (3) incremental resources attributed to infill drilling that are subject to technical uncertainty, (4) resources attributed to improved recovery methods when reasonable doubt exists that the project will be commercial, and (5) resources in an area of the formation that appears to be separated from the proved area by faulting and the geological interpretation indicates the subject area is structurally lower than the proved area.

Other terms:

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Field – an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

MBBL – thousand barrels of oil.

MBOE – thousand barrels of oil equivalent.

MCF – thousand cubic feet of gas.

MMBOE – million barrels of oil equivalent.

MMCF – million cubic feet of gas.

PV10 – the estimated present value of the resource, discounted at a 10 percent annual rate.

Enquiries of the Company

Energy XXI (Bermuda) Limited
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com

Collins Stewart Europe Limited
Nominated Adviser and Joint UK Broker
Piers Coombs, Stewart Wallace
44 (0) 20 7523 8350
pcoombs@collinsstewart.com
Pelham PR
James Henderson
44 (0) 20 7337 1500
james.henderson@pelhampr.com

Mark Antelme
44 (0) 20 7337 1500
mark.antelme@pelhampr.com